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                                                                    EXHIBIT 4(K)

                              CONSULTING AGREEMENT

                  AGREEMENT made as of this 20th day of April, 1995 by and between Creative Learning Products, Inc., a New Jersey corporation (the "Corporation"), having its principal office at 150 Morris Avenue, Suite 205, Springfield, New Jersey 07081, and Harvey Freeman (the "Consultant"), having an address at 137 East 94th Street, New York, NY 10028.

                  WHEREAS, the Corporation, through a wholly-owned subsidiary, is currently in the business of pursuing the development and operation of gaming facilities;

                  WHEREAS, the Consultant is experienced in the development and operation of gaming facilities and in real estate transactions;

                  WHEREAS, the Corporation desires to obtain the Consultant's consulting services in connection with the Corporation's program to seek, develop and operate gaming facilities, and the Consultant is willing to render such services as hereinafter more fully set forth;

                  NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and upon the terms and conditions hereinafter set forth, the parties hereto agree as follows:

                  1. The Corporation hereby engages and retains the Consultant, and the Consultant hereby agrees to use his best efforts, to render to the Corporation the consulting services hereinafter described in Section 2 hereof for a period of four (4) months (the "Term"), commencing as of the date hereof and terminating on the 19th day of August, 1995 (the "Termination Date"). On notice delivered pursuant to Section 12 hereof not less than ten days prior to the Termination Date, either party may communicate his or its


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intention to extend the Term, in which event the parties shall in good faith negotiate the length of the extension and the monthly compensation therefor.

                  2. During the Term, the Consultant agrees to render his consulting services (i) upon the request of the Corporation or (ii) from time to time as is reasonably necessary to advance the Corporation's program to seek, develop, finance and operate gaming facilities. The Consultant's services hereunder shall consist of (a) consulting with respect to developing, financing, constructing and managing the proposed gaming or real estate operations of the Corporation and its subsidiaries which are currently under consideration or which may hereafter be introduced to the Corporation or a subsidiary thereof, whether by the Consultant or another person or entity; (b) the introduction to the Corporation or a subsidiary thereof of a new opportunity to open a gaming facility; and (c) the introduction to the Corporation of a person or entity that will become an appropriate partner, by reason of financial contribution or otherwise, to a gaming opportunity. There shall be no minimum number of hours of service in any month that the Consultant is required to devote to the business of the Corporation and its subsidiaries except that number which a reasonable person would deem appropriate to accomplish and effectuate the purposes of this Agreement. The Corporation acknowledges that the Consultant acts as a consultant to other companies, so that this is not an exclusive engagement and, because of these other commitments, the Consultant may not always be available when requested.

                  3. (a) In full consideration for the services to be rendered by the Consultant to the Corporation, the Corporation shall pay to the Consultant a fee of Forty Thousand ($40,000) Dollars (the "Fee"), payable in equal monthly installments of Ten Thousand


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($10,000) Dollars, payable on the 20th day of each month (or, if not a business day, on the next business day) during the Term.

                  (b) In addition to the compensation payable pursuant to subsection (a) of this Section 3, if during the Term, as a result of the efforts of the Consultant, whether as a licensee or through his contacts, the Corporation or a subsidiary thereof is able to participate in the ownership or operation of a gaming facility which is open to the public, or is able to obtain a gaming license, with respect to (i) any of the projects set forth in Schedule A hereof, (ii) any future project as which to the Corporation requests the Consultant's services and which, by that request, shall be automatically added to Schedule A hereof; or (iii) any project which, by mutual consent of the parties, is later added to Schedule A hereof, the Corporation shall pay to the Consultant, with respect to each such project that results in such participation in a gaming facility or obtaining of a gaming license, an additional One Million ($1,000,000) Dollars (the "Bonus"), payable in a combination of cash and that number of shares of the Corporation's Common Stock, no par value (the "Common Stock"), which has a Current Market Value which, when combined with the cash, has a then value of $1,000,000. The Bonus shall be payable within 30 days after the opening of the gaming facility or casino to the public. The "Current Market Value" of the Common Stock shall be the mean between the high bid and low asked prices of the Common Stock on the date of the issuance of the shares as reported in the National Association of Securities Dealers Automated Quotation ("NASDAQ") System or, if the Common Stock is not then traded in the NASDAQ System, in the over-the counter market as reported by the OTC Bulletin Board of the National Association of Securities Dealers, Inc. or in the pink sheets by the National Quotation Bureau, Inc. If there are no such quotes reported for that date, the quotes on


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the first prior trading date on which there are such quotations shall be used.
The Corporation shall make the decision as to which portion of the Bonus is paid in shares of the Common Stock; provided, however, that the Bonus must be paid entirely in cash if the shares of the Common Stock are not then registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not then "freely tradeable" because there is no prospectus then complying with Section 10(a)(3) of the Securities Act or an exemption from registration under the Securities Act.

                  (c) If, at any time within two years after the end of the Term, the Corporation or a subsidiary shall either (i) participate in the ownership or operation of a gaming facility or (ii) file for a gaming license and shall thereafter obtain such license, with respect to any of the projects listed in Schedule A as to which the Consultant has performed services, then the Consultant shall be entitled to receive the Bonus as provided in subsection (b) of this Section 3.


                  (d) The Corporation agrees to negotiate in good faith with the Consultant appropriate compensation for any other gaming opportunity introduced to the Corporation or a subsidiary thereof by the Consultant.

         4. The Consultant shall also be entitled to receive reimbursement by the Corporation for all reasonable expenses incurred at the written request of the President of the Corporation in rendering services under this Agreement, provided that the Consultant accounts therefor in such format and detail as to comply with the requirements of the Internal Revenue Code of 1986, as amended, and the Internal Revenue Service regulations promulgated thereunder.

         5. All final decisions with respect to consultations or services



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rendered by the Consultant hereunder shall be those of the Corporation and there shall be no liability on the part of the Consultant with respect to any advice provided hereunder by the Consultant, except for his gross negligence, willful misconduct or intentional misconduct. In the event that a suit, action, claim or proceeding is begun, made or instituted against the Consultant as a result of advice provided by the Consultant hereunder, provided that such advice does not result from the Consultant's gross negligence, willful misconduct or intentional misconduct, the Corporation shall indemnify, save and hold harmless the Consultant from any and all liabilities resulting therefrom, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid by the Consultant as a result of such suit, action, claim, proceeding, compromise or settlement thereof.

                  6. (a) The Corporation shall promptly, after completion of the audit for its fiscal year ending May 31, 1995 and the filing of the related Annual Report on Form 10-KSB or, if applicable, Form 10-K, file a registration statement under the Securities Act registering the shares of the Common Stock to be issued to the Consultant pursuant to Section 3(b) hereof (the "Shares") for issuance by the Corporation and, if the Consultant at the time of the proposed sale is an "affiliate" of the Corporation as such term is defined in Rule 405 under the Securities Act, for resale by the Consultant. The Corporation shall thereafter use its best efforts to have such registration statement declared effective and thereafter to file such amendments as counsel to the Corporation shall advise is necessary in order to have a prospectus relating to the issuance or the resale complying with Section 10(a)(3) of the Securities Act; provided, however, that if the Consultant is to be named as a selling shareholder in the registration statement, he shall provide to the Corporation such information as to his intended method of distribution of the Shares or



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otherwise as counsel to the Corporation may request for disclosure in the registration statement. The Corporation shall also use its best efforts to qualify or register the Shares for resale under the securities or "blue sky" laws of the State of New York, the then state of residence of the Consultant (if not New York) and one or two other states designated by the Consultant for a total of three states (including New York).

                  (b) If the Consultant is a named as a selling shareholder in the registration statement filed pursuant to subsection (a) of this Section 6, then the Corporation agrees to indemnify the Consultant in the manner an issuer traditionally indemnities a selling shareholder except as to information furnished by the Consultant, as to which the Consultant shall indemnify the Corporation.

                  (c) Anything in this Section 6 to the contrary notwithstanding, the Corporation may register under the Securities Act shares of the Common Stock for its own account and use the proceeds therefrom as the cash payment pursuant to Section 3(b) hereof.

         7. The Corporation represents and warrants to the Consultant that:

                  (a) The Corporation is a corporation duly organized and existing in good standing under the laws of the State of New Jersey, with full power and authority to enter into this Agreement and to perform its obligations hereunder.

                  (b) The Shares when delivered to the Consultant will be duly authorized, fully paid and nonassessable.

                  (c) The Corporation has taken all actions necessary to authorize it to enter into, and to perform its obligations under, this Agreement and to consummate the transactions contemplated herein.

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                  (d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms and conditions hereof, will conflict with, or result in a breach of, the terms and conditions of. or constitute any default under. the certificate of incorporation or bylaws of the Corporation or of any agreement or instrument to which the Corporation is now a party.

         8. The Consultant represents and warrants to the Corporation that:

                  (a) Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms and conditions hereof, will conflict with, or result in a breach of, the terms and conditions of, or constitute any default under, any agreement or instrument to which he is now a party.

         9. This Agreement shall terminate prior to the expiration of the Term upon the earliest of the following events:

                  (a) upon the death of the Consultant;

                  (b) termination by the Corporation upon notice to the Consultant pursuant to Section 12 hereof, in the event that, as a result of an accident or illness or otherwise incapacitating event, the Consultant becomes unable for a period of four consecutive calendar weeks to perform substantially the services for which he is engaged herein;

                  (c) termination by the Corporation upon notice to the Consultant pursuant to Section 12 hereof, for "cause", which for purposes of this subsection (c) shall be defined to be the following:

                      (i) the Consultant has embezzled funds of, misappropriated other property of, or engaged in fraudulent conduct with respect to the Corporation;



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                                    (ii)    the Consultant has violated any
federal or state statute or regulation thereunder of such a nature as to require disclosure thereof in a filing with the Securities and Exchange Commission under the Securities Act or the Securities Exchange Act of 1934, as amended;

                                    (iii)   the Consultant has wilfully
disobeyed the lawful directives of the Board of Directors of the Corporation, whether through commission or omission, and the Corporation has given notice of this determination to the Consultant pursuant to Section 12 hereof, and such breach has not been cured within a two-week period after such notice; or

                                    (iv)    the Consultant has breached this
Agreement in any material respect and the Corporation has given notice of this determination to the Consultant pursuant to Section 12 hereof, and such breach has not been cured within a two-week period after such notice;

                  (d) termination by the Consultant upon notice to the Corporation pursuant to Section 12 hereof, if the Corporation has breached this Agreement in any material respect and such breach has not been cured within a two week period after such notice; or

                  (e) termination by the Consultant upon notice to the Corporation pursuant to Section 12 hereof if the Corporation shall file, or consent to the filing of, a petition in bankruptcy or a petition to take advantage of any insolvency act, make an assignment for the benefit of creditors, consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or, on a petition in bankruptcy filed against it, be adjudicated a bankrupt or fail to discharge such petition within 60 days.




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                  10. The Consultant shall not disclose or use for his own
benefit or the benefit of a third party any confidential or proprietary information regarding the Corporation or the subsidiaries thereof which the Consultant may come in contact with during the course of his employment hereunder.

                  11. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations and agreements set forth in this Agreement and in any schedules delivered pursuant hereto constitute all the representations and agreements of the parties hereto and upon which the parties have relied and, except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by, or on behalf of, the party to be charged therewith.

                  12. Any and all notices or other communications or deliveries required or permitted to be given or made hereunder shall be in writing and delivered personally, or sent by certified or registered mail, return receipt requested and postage prepaid, or sent by overnight courier service as follows:

                           If to the Corporation, at:

                                    Creative Learning Products, Inc.
                                    150 Morris Avenue
                                    Springfield, NJ 07081

                                    Attention: Peter J. Jegou, President

                           With a copy to:

                                    Gold & Wachtel, LLP
                                    110 East 59th Street
                                    New York, NY 10022



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                                    Attention: Robert W. Berend, Esq.

                                    If to the Consultant, at:
                                    Harvey Freeman
                                    137 East 94th Street
                                    New York, NY 10028

or at such other address as any party may specify by notice given to such other party in accordance with this Section 12. The date of giving of any such notice shall be the date of hand delivery, two days after the posting of the mail or the date when deposited with the overnight courier.

                  13. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

                  14. Each party will be, and act as, an independent contractor and not as an agent or partner of, or joint venturer with, the other party for any purpose, and no party by virtue of this Agreement shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other party.

                  15. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of New Jersey applicable to contracts to be performed entirely within that State, without giving effect to the principles of conflicts of law. The parties hereto agree that any suit or proceeding arising out of this Agreement or the consummation of the transactions contemplated hereby shall be brought only in a federal or state court located in the State of New Jersey or the State of New York. The



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parties hereto each waive any claim that either such jurisdiction is not a convenient forum for any such suit or proceeding and the defense of lack of personal jurisdiction, except that nothing herein shall prohibit a party from moving any proceeding from the state to the federal court or vice versa. Should any clause, section or part of this Agreement be held, or declared to be, void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

                  16. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns or heirs and legal representatives; provided, however, that, except as otherwise provided herein, no party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties hereto.

                  17. The Corporation agrees to cause any of its subsidiaries that becomes the operational party with respect to a project in Schedule A hereof to guaranty the payments by the Corporation hereunder and to issue written confirmation thereof to the consultant.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date and year first above written.

                                        CREATIVE LEARNIING PRODUCTS,
                                        INC.

                                        By:__________________________________
                                             Peter J. Jegou, President


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                                           __________________________________
                                                              Harvey Freeman

CLPI\Agmnt\Harvey Freeman



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                                   SCHEDULE A
                     PROJECTS SUBJECT TO BONUS COMPENSATION

1.       St. Louis Riverview Landing

2.       St. Regis, Mohawk Tribe

3.       Mesquite, Nevada

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